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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Emulex Corporation:

   We consent to the use of our report dated August 12, 1998 related to the consolidated balance sheets of Emulex Corporation and subsidiaries as of June 29, 1997 and June 28, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 28, 1998, included and incorporated by reference herein, and related schedule, incorporated by reference herein, and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          KPMG LLP

Orange County, California

April 26, 1999